Exhibit 10.10(a)

AMENDMENT NO. 1 TO THE

SUPPLEMENTARY PENSION PLAN OF

AIR PRODUCTS AND CHEMICALS, INC.

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Supplementary Pension Plan of Air Products and Chemicals, Inc. (the “Plan”); and

WHEREAS, pursuant to Plan Section 6.1, the Company may amend the Plan at anytime; and

WHEREAS, the Company desires to amend the Plan to clarify eligibility for Plan benefits for employees who were participants in the Plan but were demoted to a position that is not eligible to participate in the Plan.

NOW THEREFORE, the Plan is hereby amended effective October 1, 2015 as follows:

1. Article II the definition of “Employee” shall be amended to read as follows:

“Employee shall mean any person who is employed by an Employer on a regular salaried basis on or after the Effective Date of the Plan applicable to such Employer, who participates or participated in the Salaried Pension Plan as on “Employee” as defined therein, and who before August 1, 2014 was classified as an Executive Officer for purposes of the U.S. Securities Laws or was in the salary grade 118 or above or the equivalent grade in any future grade structure of the Company. An Employee who on August 1, 2014 was classified as an Executive Officer for purposes of the U.S. Securities Laws or was in the salary grade 118 or above or the equivalent grade in any future grade structure of the Company and is later demoted to a salary grade 118 or below or the equivalent grade in any future grade structure of the Company shall cease being eligible to participate in the Plan, and in the event such Employee is later promoted to a salary grade 118 or above, shall continue to be ineligible to participate in the Plan. An Employee who terminates employment after August 1, 2014 and who is later rehired by the Company shall not be eligible to participate in the Plan upon his rehire.”

2. In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Vice President- Human Resources to execute this First Amendment to the Plan on this 30th day of September 2015.

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ Jennifer L. Grant
Jennifer L. Grant
Vice President- Human Resources